UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2013
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CHINA CARBON GRAPHITE GROUP, INC.
(Exact name of Company as specified in its charter)
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Nevada	333-114564	98-0550699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o XingheYongle Carbon Co., Ltd.
787 XichengWai
Chengguantown
Xinghe County
Inner Mongolia, China
(Address of principal executive offices) (Zip Code)

(86) 474-7209723
Company’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01 Changes in Registrant's Certifying Accountant.

On March 31, 2013, concurrent with the dismissal of BDO China Dahua CPA Co., Ltd., China Carbon Graphite Group, Inc. (the “Company”), upon the approval of the Company’s audit committee, engaged KCCW Accountancy Corp. (“KCCW”) as its new independent registered public accounting firm to audit and review the Company’s consolidated financial statements effective immediately.  During the years ended December 31, 2011 and 2012, and any subsequent period through the date hereof prior to the engagement of KCCW, neither the Company, nor someone on its behalf, has consulted KCCW regarding:

(i)
either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that KCCW concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release dated April 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Carbon Graphite Group, Inc.

Date: April 4, 2013	By:	/s/ Donghai Yu
Donghai Yu, Chief Executive Officer, President and Director